                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 6, 2000

                                -----------------


                                I-TRAX.COM, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


        Delaware                        0-30275                 13-3212593
----------------------------        -----------------    ----------------------
(State or other jurisdiction          (Commission             (IRS Employer
     of incorporation)                File Number)          Identification No.)


One Logan Square
130 N. 18th St., Suite 2615
Philadelphia, PA                                                 19103
----------------------------------------                     -------------
(Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code:    (215) 557-7488



              -----------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.           Other Events.

                  On October 6, 2000, I-trax.com, Inc. ("I-trax"), announced that it has entered into a binding agreement to acquire all of the outstanding membership interests of iSummit Partners, LLC, a privately held, New York City-based company doing business under the name MyFamilyMD. I-trax announced the signing of a non-binding letter of intent in connection with this transaction on Aug. 2, 2000. In addition, prior to and as a condition of the acquisition, I-trax will complete a restructuring to create a new holding company structure.

                  Under the newly created holding company, all existing I-trax stockholders will become stockholders of the new holding company, which will own all of the outstanding stock of I-trax. Immediately following the formation of the holding company, the owners of MyFamilyMD will exchange all of the outstanding ownership interests of MyFamilyMD for an aggregate of up to 4,272,500 shares of the holding company. Up to 1,709,000 of the 4,272,500 shares are forfeitable by such owners depending on whether MyFamilyMD achieves certain technology development and revenue targets.

                  The holding company restructuring will be accomplished through a merger under Section 251(g) of the Delaware General Corporation Law, so that all I-trax stockholders at the effective time of the merger will become stockholders of the new holding company, and I-trax will become a subsidiary of the new holding company. I-trax and the members of MyFamilyMD intend that this holding company restructuring, together with the MyFamilyMD transaction, be treated as contributions to the holding company that qualify as a transaction described in Section 351 of the Internal Revenue Code of 1986, as amended. The new holding company will take the name I-trax, Inc., and will continue to trade under the "IMTX" symbol on the OTC Bulletin Board.

                  I-trax stockholders are not required to take any action in connection with this corporate restructuring. All outstanding shares of I-trax will be converted into shares of the holding company, in a non-taxable transaction, with the same voting powers, designations, preferences, rights, qualifications, restrictions and limitations, as the shares of I-trax previously held by stockholders prior to the holding company merger. The shares of the holding company will continue to be represented by the same stock certificates that previously represented shares of I-trax capital stock prior to the holding company merger.

                  A copy of the press release announcing this transaction is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 7.           Financial Statements and Exhibits.

                  Exhibit
                  -------

                    99     Press Release, issued October 6, 2000.

                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         I-TRAX.COM, INC.

Date: October 6, 2000                    By: /s/ Frank A. Martin
                                             ------------------------
                                             Name:   Frank A. Martin
                                             Title:  Chief Executive Officer

                                  EXHIBIT INDEX


         Exhibit
         -------

           99     Press Release, issued October 6, 2000.